Exhibit 5.1

March 30, 2020

BellRing Brands, Inc. 2503 S. Hanley Road

St. Louis, Missouri 63144

Re: BellRing Brands, Inc. Deferred Compensation Plan for Directors

Ladies and Gentlemen:

I am an attorney duly licensed to practice law in the State of Missouri. With reference to the registration statement on Form S-8 (the “Registration Statement”) being filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Securities Act”), on March 30, 2020, by BellRing Brands, Inc., a Delaware corporation (the “Company”), pertaining to the proposed issuance by the Company of up to 300,000 shares of the Company’s Class A common stock, $0.01 par value per share (the “Shares”), pursuant to the BellRing Brands, Inc. Deferred Compensation Plan for Directors (the “Plan”), I have examined such corporate records of the Company, such laws and such other information as I have deemed relevant, including the Company’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws and resolutions adopted by the Board of Directors relating to such issuance, the written document constituting the Plan, certificates received from state officials and statements I have received from officers and representatives of the Company. In delivering this opinion, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to the originals of all documents submitted to me as certified, photostatic or conformed copies, the authenticity of originals of all such latter documents and the correctness of statements submitted to me by officers and representatives of the Company.

Based solely on the foregoing, I am of the opinion that the Shares to be issued by the Company pursuant to the Plan have been duly authorized and, when issued by the Company in accordance with the Plan, will be validly issued, fully paid and nonassessable.

I consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving this consent, I do not hereby admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Sincerely,

/s/ Craig L. Rosenthal

Craig L. Rosenthal

Senior Vice President and General Counsel